Exhibit 5(a) and 8


                                  REID & PRIEST LLP
                                 40 West 57th Street
                            New York, New York 10019-4097



                                                  May 29, 1997


          TUC Holding Company
          Energy Plaza
          1601 Bryan Street
          Dallas, Texas  75201


          Ladies and Gentlemen:

                    Referring to the proposed offer and sale by TUC Holding Company (Company) of not to exceed 3,000,000 shares of its common stock without par value (Stock) pursuant to the Company's Direct Stock Purchase and Dividend Reinvestment Plan (Plan) as contemplated in the Registration Statement to be filed with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended, on or about the date hereof (Registration Statement), subject to the consummation of the mergers of Texas Utilities Company, to be renamed Texas Energy Industries, Inc., and ENSERCH Corporation, the predecessors of the Company, with and into subsidiaries of the Company, we are of the opinion that:

                    1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

                    2. All necessary action on the part of the Company's Board of Directors with respect to the issuance and sale of Stock to be purchased directly from the Company has been taken.

                    3. Any Stock to be purchased directly from the Company will be validly issued, fully paid and non-assessable when such Stock shall have been issued and sold for the consideration contemplated in the Plan.

                    4. Any Stock to be purchased on the open market will be validly issued, fully paid and non-assessable; and

                    5.   The statements made in the Registration Statement,
          under the heading "Federal Income Tax Matters   Federal Income
          Tax Consequences", constitute an accurate general description of the material Federal income tax consequences to participants in the Plan.

                    We are members of the New York Bar and do not hold ourselves out as experts on the laws of the State of Texas. As to all matters of Texas law, we have with your consent relied upon an opinion of even date herewith addressed to you by Worsham, Forsythe & Wooldridge, L.L.P. of Dallas, Texas.

                    We hereby consent to the use of our name in the Registration Statement, and to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Reid & Priest LLP

                                        REID & PRIEST LLP